SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 1997

                                    CITICORP
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                         (State or other jurisdiction of
                                 incorporation)

                                     1-5738
                            (Commission File Number)

                                   13-2614988
                          (IRS Employer Identification
                                     Number)


399 PARK AVENUE, NEW YORK, NEW YORK                                10043
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number,
including area code:                                          (212)559-1000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 5. Other Items


Citicorp income before restructuring charge was $1.067 billion in quarter, up 14%; Per share earnings of $2.19 were up 18%; Including the $889 million charge, net income was $511 million, EPS $1.01


------------------------------------------------------------------------------------------------------------------------------------
Earnings Analysis (A)                                                 Third Quarter         %               Nine Months        %
                                                               --------------------                --------------------
(In Millions of Dollars)                                           1997        1996      Change        1997        1996      Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ...........................................   $  5,944    $  5,362          11    $ 17,318    $ 15,795          10
Adjusted Operating Expense .................................      3,364       3,086           9       9,753       8,953           9
                                                               --------    --------    --------    --------    --------    --------
Operating Margin ...........................................      2,580       2,276          13       7,565       6,842          11
Consumer Credit Costs ......................................        856         803           7       2,672       2,271          18
Commercial Credit Benefits .................................         (8)        (60)        (87)       (119)        (72)         65
                                                               --------    --------    --------    --------    --------    --------
Operating Margin Less Credit Costs .........................      1,732       1,533          13       5,012       4,643           8
Additional Provision .......................................         25          50         (50)         75         150         (50)
Restructuring Charge .......................................        889         -            NM         889         -            NM
                                                               --------    --------    --------    --------    --------    --------
Income Before Taxes ........................................   $    818    $  1,483         (45)   $  4,048    $  4,493         (10)
                                                               --------    --------    --------    --------    --------    --------
Net Income .................................................   $    511    $    935         (45)   $  2,530    $  2,801         (10)
------------------------------------------------------------   --------    --------    --------    --------    --------    --------
Earnings Per Share (Fully Diluted) .........................   $   1.01    $   1.85         (45)   $   5.12    $   5.45          (6)
Return on Common Equity (%) ................................        9.6        19.9         -          17.0        20.3         -
Return on Assets (%) .......................................       0.68        1.39         -          1.16        1.40         -
Average Shares Outstanding
  (Fully Diluted) (In Millions) ............................      471.2       485.6          (3)      473.3       492.8          (4)
------------------------------------------------------------   --------    --------    --------    --------    --------    --------
Excluding Restructuring Charge:
Net Income .................................................   $  1,067    $    935          14    $  3,086    $  2,801          10
Earnings Per Share (Fully Diluted) .........................   $   2.19    $   1.85          18    $   6.30    $   5.45          16
Return on Common Equity (%) ................................       20.8        19.9         -          20.8        20.3         -
Return on Assets (%) .......................................       1.42        1.39         -          1.41        1.40         -
------------------------------------------------------------   --------    --------    --------    --------    --------    --------

(A) See the Margin Basis Reconciliation table on page 17, which reconciles the Consolidated Statement of Income on page 13 to the adjusted numbers reported above.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

On October 21, 1997, Citicorp reported income for the 1997 third quarter of $1.067 billion or $2.19 per fully diluted common share, up 14%, and 18% respectively, excluding the $556 million after-tax effect of a restructuring charge ($889 million pretax). Net income including the charge was $511 million, down $424 million or 45% from the 1996 quarter.

For the nine months, income excluding the charge was $3.086 billion, up $285 million or 10% from the 1996 period. Including the charge, nine-month net income was $2.530 billion or $5.12 per fully diluted common share.

John S. Reed, Citicorp Chairman, said: "Our results in the quarter were good in the face of continued pressure on our margins and pricing and an increasingly competitive environment in virtually all markets. Our customers, both consumer and corporate, demand that we continuously improve the ways we serve them, even at reduced prices. We are responding to these conditions, which are not going away, by pursuing aggressive and focused business strategies in all markets, by giving central attention to quality, and by realigning our business and processing structures to give them a global configuration.

Third Quarter 1997 Earnings - October 21, 1997

"The actions to standardize and consolidate our operations and technology platforms and improve our efficiency will take place over the next 12 to 18 months, and we believe we can manage the dynamics we confront while improving our growth opportunities."

Commenting on the results in the quarter, he noted that the effect of recent events in Southeast Asia was not significant, although continued turmoil would likely affect business volumes and credit quality in the region.

The restructuring charge represents costs expected to be incurred in connection with cost-management programs and customer service initiatives to improve operational efficiency and productivity. These programs include global operations and technology consolidation and standardization, the reconfiguration of front-end distribution processes, and the outsourcing of various technological functions. Overall, these programs are estimated to achieve pay-back within two years.

The charge includes $496 million for severance benefits and $393 million primarily for equipment and premises writedowns. Additional program costs that do not qualify for recognition in the charge are expected to be expensed as incurred in the implementation of these programs over the next 12 to 18 months, but are not expected to be material. A portion of the expense savings generated by these programs will be reinvested in new products, marketing programs, and additional cost and quality initiatives to further increase revenues and reduce costs. Approximately 9,000 existing positions will be reduced through the next 12 to 18 months, but about 1,500 positions will be added as part of this program, resulting in a net reduction of 7,500 jobs.

Against Citicorp's Business Directions performance targets, and excluding the restructuring charge, the nine month results achieved a 10% gain in net income (a 16% rise in fully diluted earnings per share), a return on common equity of 20.8%, a ratio of incremental revenue to expense of 1.9 to 1 (2.1 to 1 for the 1997 third quarter), and the generation of an estimated $1.7 billion of free capital ($1.1 billion including the restructuring charge). At September 30, 1997, the Tier 1 capital ratio was estimated at 8.2%, within the target range of 8.0%-8.3%, after the repurchase of 1.9 million shares of common stock for $250 million during the quarter. For the nine months, Citicorp repurchased 12.7 million shares of common stock for $1.5 billion.

Adjusted revenue and adjusted operating expense for the 1997 third quarter grew by 11% and 9% over a year ago -- both reduced by 3% due to the effect of a strengthened dollar on foreign currency translation. Adjusted revenue growth was led by strong results in Global Corporate Banking and solid performances by Citibanking and the Private Bank, but was dampened by low growth in Cards. Corporate and Consumer revenue in the emerging markets was up 17% in total, while revenue in the developed markets businesses grew by 8%. Adjusted operating expense grew 12% in emerging markets reflecting business expansion, while expense in the developed markets businesses was up 7%. Consumer credit costs increased $53 million from a year ago, primarily attributable to U.S. bankcards, which reported credit costs of $639 million or 5.58% of average managed loans for the quarter (including an $11 million or 10 basis point benefit as a result of the sale of certain charged-off accounts), up $89 million from a year ago but down $44 million from the 1997 second quarter -- the first decrease in U.S. Bankcards credit costs since the third quarter of 1994. Global Corporate Banking credit costs remained low.

The Consumer businesses -- Citibanking, Cards, and the Private Bank -- earned $130 million in the quarter ($481 million excluding the restructuring charge) on adjusted revenue of $3.5 billion, up 5% from a year ago, which included the 1996 $64 million assessment related to the U.S. Savings Association Insurance Fund ("SAIF") and a $42 million gain on the sale of the consumer mortgage portfolio in the United Kingdom. Net income from Global Corporate Banking was $521 million in the quarter ($689 million excluding the restructuring charge) on adjusted revenue of $2.2 billion, up 24%.

Citicorp and Citibank received ratings upgrades sequentially in the quarter from Moody's, Duff & Phelps, and Fitch. In a strategic move to solidify its global brand name, Citibank announced consolidation of its worldwide advertising and direct marketing with Young & Rubicam Inc. Citibank also reached a conditional agreement to acquire Confia, S.A., a consumer and corporate bank with approximately 200 full-service branches in Mexico. Agreements related to electronic commerce were announced with The Mining Company, MECA Software L.L.C., Security First Technologies, and the Integrion Financial Network.

Global Consumer earnings of $481 million, before the restructuring charge, rose 4% from 1996 third quarter; U.S. bankcards credit costs improved from the 1997 second quarter

------------------------------------------------------------------------------------------------------------------------------------
Global Consumer                                                       Third Quarter         %               Nine Months        %
                                                               --------------------                --------------------
(In Millions of Dollars)                                           1997        1996(A)   Change        1997        1996(A)   Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Revenue ..............................................  $ 3,513     $ 3,348          5     $10,530     $ 9,929          6
Adjusted Operating Expense ....................................    1,946       1,842          6       5,728       5,410          6
                                                                 -------     -------    -------     -------     -------    -------
Operating Margin ..............................................    1,567       1,506          4       4,802       4,519          6
Credit Costs (B) ..............................................      856         803          7       2,672       2,271         18
                                                                 -------     -------    -------     -------     -------    -------
Operating Margin Less Credit Costs ............................      711         703          1       2,130       2,248         (5)
Additional Provision ..........................................       25          50        (50)         75         150        (50)
Restructuring Charge ..........................................      580         -           NM         580         -           NM
                                                                 -------     -------    -------     -------     -------    -------
Income Before Taxes ...........................................      106         653        (84)      1,475       2,098        (30)
Income Taxes (Benefit) ........................................      (24)        189         NM         377         641        (41)
                                                                 -------     -------    -------     -------     -------    -------
Net Income ....................................................  $   130     $   464        (72)    $ 1,098     $ 1,457        (25)
---------------------------------------------------------------  -------     -------    -------     -------     -------    -------
Average Assets (In Billions of Dollars) .......................  $   134     $   127          6     $   132     $   126          5
Return on Assets (%) ..........................................     0.38        1.45        -          1.11        1.54        -
---------------------------------------------------------------  -------     -------    -------     -------     -------    -------
Excluding Restructuring Charge:
Net Income ....................................................  $   481     $   464          4     $ 1,449     $ 1,457         (1)
Return on Assets (%) ..........................................     1.42        1.45        -          1.47        1.54        -
---------------------------------------------------------------  -------     -------    -------     -------     -------    -------

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Includes the effect of credit card securitization and, commencing with the 1997 first quarter, the effect related to credit card receivables held for sale.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o The Global Consumer businesses -- Citibanking, Cards, and the Private Bank -- recorded a pretax restructuring charge of $580 million ($351 million after-tax) for the consolidation of data centers and operations processing and customer service facilities, the reconfiguration of electronic and other distribution channels, the outsourcing of various technological functions, and the rationalization of administrative and management functions.

o The Global Consumer businesses reported net income of $481 million for the quarter (excluding the $351 million after-tax effect of the restructuring charge), an increase of $17 million or 4% from 1996. The Private Bank, up 42%, and Citibanking, up 16%, reported strong increases, while Cards earnings were down 15%, largely impacted by a 14% increase in credit costs. Global Consumer net income was $1.4 billion, excluding the restructuring charge, and $1.5 billion in the nine months of 1997 and 1996, respectively.

o Accounts grew to 56 million worldwide, up 1.3 million from the 1996 third quarter. The U.S. bankcard business reported a 3% decline in accounts, while the remaining consumer businesses grew accounts by 7% from a year ago.

o Revenue increased 5% -- 9% adjusted for the foreign currency translation effect of a stronger dollar -- driven by account growth in Citibanking worldwide and Cards businesses in the emerging markets, and by improvements in the Private Bank, primarily in its fee-based businesses. The 1996 quarter included a $64 million pretax SAIF assessment and a $42 million revenue gain associated with the sale of the consumer mortgage portfolio in the United Kingdom.

o Adjusted operating expense was up 6% -- 10% after taking account of the stronger dollar on foreign currency translation -- reflecting account growth, certain additional strategic product development costs, and expansion into new marketplaces.

o Credit costs in the quarter were $856 million, an increase from $803 million in the 1996 third quarter, principally due to higher credit costs in U.S. bankcards, partially offset by decreases in Citibanking and the Private Bank. Credit costs were down from $922 million in the 1997 second quarter, principally due to lower credit costs in U.S. bankcards. The ratio of net credit losses to average managed loans was 2.50% in the quarter, compared with 2.40% a year ago, and 2.73% in the preceding quarter. Global Consumer continued to build the allowance for credit losses, adding $25 million above net write-offs in the quarter.

o During the quarter Citibank introduced Poland's first international credit card, Citibank Visa. Citibank also launched Citibank branded credit cards in Portugal, mutual funds in Turkey, Hong Kong, and Indonesia, and opened eight minibranches at Blockbuster Video outlets in Lima, Peru. Citibank selected NCR to construct its new generation of proprietary ATM machines.

o The CitiSelect funds reached $2.5 billion in balances in the 15 months since launch with strong performances in the U.S. and Asia. The CitiSource account, which combines banking and mutual funds investments, was test marketed in the U.S. supported by direct mail and TV and print advertising.

------------------------------------------- ----------------------------- ------------- ----------------------------- -------------
Citibanking                                                Third Quarter             %                   Nine Months             %
                                            -----------------------------               -----------------------------
(In Millions of Dollars)                          1997            1996(A)       Change          1997         1996(A)        Change
------------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Revenue....................................      $1,511           $1,419             6        $4,496          $4,295              5
Operating Expense..........................       1,100            1,034             6         3,213           3,059              5
                                            ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin...........................         411              385             7         1,283           1,236              4
Credit Costs...............................         135              160          (16)           428             479           (11)
                                            ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin Less Credit Costs.........         276              225            23           855             757             13
Additional Provision.......................           -                2            NM             -               4             NM
Restructuring Charge.......................         457                -            NM           457               -             NM
                                            ------------ ---------------- ------------- ------------- --------------- -------------
Income (Loss) Before Taxes.................       (181)              223            NM           398             753           (47)
Income Taxes (Benefit).....................        (91)               64            NM            92             239           (62)
                                            ------------ ---------------- ------------- ------------- --------------- -------------
Net (Loss) Income .........................     $  (90)           $  159            NM        $  306          $  514           (40)
------------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars)....         $86              $84             2           $84             $83              1
Return on Assets (%).......................       -0.42             0.75             -          0.49            0.83             -
------------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Income.................................       $185              $159            16           $581            $514            13
Return on Assets (%).......................       0.85              0.75             -           0.92            0.83             -
------------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.

o Net income from Citibanking activities -- delivering products and services to customers through branches and electronic delivery systems -- grew 16% to $185 million (excluding the $275 million after-tax effect of the restructuring charge). For the nine months of 1997 net income was $581 million (excluding restructuring), up $67 million or 13% from 1996.

o Worldwide Citibanking accounts totaled 20 million as of September 30, 1997, up 5% from a year ago. Average customer deposits of $94 billion were up 4% from a year-ago.

o Revenue grew 6% in the quarter -- 8% in the developed markets and 4% in the emerging markets. Revenue grew 11% excluding the effect of a strong dollar on foreign currency translation and the 1996 SAIF assessment and UK mortgage sale, 12% in the developed markets and 8% in the emerging markets. Developed markets revenue reflected strong growth in all regions. Emerging markets revenue reflected double-digit growth in Latin America and difficult economic conditions in certain countries in Asia Pacific.

o Operating expense in the quarter was up 6% -- 6% in the developed markets and 8% in the emerging markets. Operating expense increased 11% in both markets excluding the effect of a stronger dollar on foreign currency translation. The expense increase primarily reflected account growth and additional strategic product development costs.

o Credit costs in the quarter declined by $25 million or 16% from a year ago, reflecting the effect of foreign currency translation and improvements in the U.S., partially offset by higher losses in certain countries in Asia Pacific. The ratio of net credit losses to average managed loans was 0.80% in the third quarter of 1997, down from 0.87% in the prior quarter and 0.95% in the 1996 third quarter.

----------------------------------------- -------------------------------- ------------- ---------------------------- -------------
Cards                                                       Third Quarter             %                  Nine Months             %
                                          --------------------------------               ----------------------------
(In Millions of Dollars)                           1997            1996(A)       Change         1997         1996(A)        Change
----------------------------------------- --------------- ---------------- ------------- ------------ --------------- -------------
Adjusted Revenue.........................         $1,709           $1,678             2       $5,194          $4,887             6
Adjusted Operating Expense...............            658              633             4        1,981           1,852             7
                                          --------------- ---------------- ------------- ------------ --------------- -------------
Operating Margin.........................          1,051            1,045             1        3,213           3,035             6
Credit Costs.............................            729              639            14        2,254           1,797            25
                                          --------------- ---------------- ------------- ------------ --------------- -------------
Operating Margin Less Credit Costs.......            322              406          (21)          959           1,238          (23)
Additional Provision.....................             25               48          (48)           75             146          (49)
Restructuring Charge.....................             95                -            NM           95               -            NM
                                          --------------- ---------------- ------------- ------------ --------------- -------------
Income Before Taxes......................            202              358          (44)          789           1,092          (28)
Income Taxes.............................             55              117          (53)          229             351          (35)
                                          --------------- ---------------- ------------- ------------ --------------- -------------
Net Income...............................         $  147           $  241          (39)       $  560          $  741          (24)
----------------------------------------- --------------- ---------------- ------------- ------------ --------------- -------------
Average Assets (In Billions of Dollars)..            $32              $27            19          $31             $27            15
Return on Assets (%).....................           1.82             3.55             -         2.42            3.67             -
----------------------------------------- --------------- ---------------- ------------- ------------ --------------- -------------
Excluding Restructuring Charge:
Net Income...............................          $205              $241          (15)          $618            $741          (17)
Return on Assets (%).....................          2.54              3.55             -          2.67            3.67             -
----------------------------------------- --------------- ---------------- ------------- ------------ --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------


o Net income from Cards worldwide -- bankcards, Diners Club, and private label cards -- was $205 million in the quarter and $618 million in the nine months (excluding the $58 million after-tax effect of the restructuring charge), down $36 million and $123 million from 1996, primarily due to higher losses in U.S. bankcards. Net income in the quarter, excluding restructuring, was up $15 million or 8% from the 1997 second quarter, primarily due to improved credit costs in U.S. bankcards. Cards worldwide return on managed assets, excluding the restructuring charge, in the third quarter was 1.43%, compared with 1.80% in the year-ago quarter.

o Cards earnings in the developed markets declined 26% (excluding restructuring) from the 1996 third quarter as U.S. bankcards continued to operate in a challenging environment. Net income for Cards in the emerging markets, excluding restructuring, increased 12% in the quarter and represented approximately 38% of 1997 third quarter Cards earnings compared with 29% in 1996.

o Card accounts worldwide totaled 36 million as of September 30, 1997. Cards in force, including those issued by affiliates, were 64 million at the end of the quarter, up 4 million from 1996. The number of cards in North America, Latin America, Asia, and Europe totaled 42 million, 10 million, 8 million, and 4 million, respectively. Cards, including Diners Club, operates in 44 countries and territories.

o Cards revenue in the developed markets was essentially unchanged in the quarter. U.S. bankcards charge volumes increased from the year-ago quarter by $1.7 billion or 7% to $26.6 billion and managed receivables were up $2.5 billion or 6% to $46.5 billion. Third quarter revenue in emerging markets Cards grew 10% -- 17% excluding the effect of a stronger dollar on foreign currency translation, reflecting growth in both Asia Pacific and Latin America.

o Adjusted operating expense increased 4% -- 11% in the emerging markets and 2% in the developed markets. Operating expense increased 7% excluding the foreign currency translation effect of a stronger dollar -- 17% in the emerging markets and 4% in the developed markets -- in support of higher loan volumes, as well as continued investment to expand the franchise with new launches in Poland and Portugal.

o Credit costs in U.S. bankcards of $639 million or 5.58% of average managed loans increased from $550 million or 5.11% in the 1996 third quarter. Credit costs declined from $683 million or 6.13% in the 1997 second quarter - the first decrease in credit costs since the 1994 third quarter. The 12-month-lagged loss ratio was 5.93% in the quarter, compared with 6.51% in the prior quarter and 5.39% a year-ago. Credit costs in the 1997 third quarter reflected an $11 million and 10 basis point benefit from the sale of certain charged-off accounts. The percent of gross write-offs from bankruptcies in the quarter was 39.8%, compared with 40.2% in the prior quarter and 37.5% in 1996. Managed loans delinquent 90 days or more were $806 million or 1.76% at quarter-end, compared with $843 million or 1.86% for the second quarter and $809 million or 1.86% a year-ago.

o Credit costs in non-U.S. bankcards portfolios were $90 million or 3.92% of average managed loans, compared with $95 million or 4.14% in the prior quarter and $89 million or 4.35% in the 1996 third quarter. Loans delinquent 90 days or more were $182 million or 1.98%, compared with $206 million or 2.18% in the prior quarter and $178 million or 2.13% a year-ago.

----------------------------------------- ----------------------------- ------------- ----------------------------- -------------
Private Bank                                             Third Quarter             %                   Nine Months             %
                                          -----------------------------               -----------------------------
(In Millions of Dollars)                        1997            1996(A)       Change          1997         1996(A)        Change
----------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Adjusted Revenue.........................        $293             $251            17          $840            $747            12
Adjusted Operating Expense...............         188              175             7           534             499             7
                                          ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin.........................         105               76            38           306             248            23
Credit (Benefits) Costs..................         (8)                4            NM          (10)             (5)            NM
                                          ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin
  Less Credit (Benefits) Costs...........         113               72            57           316             253            25
Restructuring Charge.....................          28                -            NM            28               -            NM
                                          ------------ ---------------- ------------- ------------- --------------- -------------
Income Before Taxes......................          85               72            18           288             253            14
Income Taxes.............................          12                8            50            56              51            10
                                          ------------ ---------------- ------------- ------------- --------------- -------------
Net Income...............................        $ 73             $ 64            14          $232            $202            15
----------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars)..         $16              $16             -           $17             $16             6
Return on Assets (%).....................        1.81             1.59             -          1.82            1.69             -
----------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Income...............................        $91               $64            42           $250            $202            24
Return on Assets (%).....................       2.26              1.59             -           1.97            1.69             -
----------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


o Private Bank net income was $91 million for the quarter, excluding the $18 million after-tax effect of the restructuring charge, up $27 million or 42% from 1996 third quarter. For the nine months of 1997 earnings were $250 million (excluding the restructuring charge), up $48 million or 24% from 1996. Strong pretax income growth in the quarter was reduced by the return to a higher, more normal tax rate, as the 1996 quarter benefited from various tax refunds and adjustments.

o Client business volumes under management at the end of the quarter reached $101 billion, up 9% from $93 billion a year earlier. Growth in all business lines was led by the discretionary and advisory investments areas in which custody, individually managed portfolios/special funds, trust and fiduciary, and mutual funds grew 20% and contributed substantially all of the increase.

o Revenue reflected growth of 28% in the emerging markets and 9% in the developed markets. Emerging markets, led by Asia Pacific, accounted for 44% of Private Bank revenue, up from 40% in the prior year. Revenue was driven by higher business volumes and increased revenues from new investment products introduced during the quarter and earlier this year, complemented by an increase in client-related foreign exchange revenue.

o Adjusted operating expense increased 7% -- 13% excluding the effect of foreign currency translation -- primarily reflecting increased spending on marketing and technology initiatives, as well as staffing needed to support higher business volumes. The incremental revenue to expense ratio was 3.2 to 1.

o Credit costs were a benefit as a result of both recoveries and gains on sales of OREO combined with low credit losses. Overall credit trends continued to improve, with loans delinquent 90 days or more down to $146 million or 0.94% of loans, from $187 million or 1.19% in the preceding quarter, and $247 million or 1.61% in the third quarter of 1996, reflecting continued active portfolio management.

-------------------------------------------- --------------------------- ------------- ----------------------------- -------------
Global Consumer in Emerging Markets                        Third Quarter            %                   Nine Months             %
                                             ---------------------------               -----------------------------
(In Millions of Dollars)                          1997           1996(A)       Change          1997         1996(A)        Change
------------------------------------------  ----------- ---------------- ------------- ------------- --------------- -------------
Adjusted Revenue..........................        $967             $888             9        $2,901          $2,652             9
Adjusted Operating Expense................         576              527             9         1,675           1,521            10
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin..........................         391              361             8         1,226           1,131             8
Credit Costs..............................          91               89             2           280             280             -
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin Less Credit Costs                 300              272            10           946             851            11
Additional Provision......................          15                3            NM            26              14            86
Restructuring Charge......................         131                -            NM           131               -            NM
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Income Before Taxes.......................        $154             $269          (43)        $  789          $  837           (6)
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Net Income................................        $146             $207          (29)          $643            $649           (1)
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars)            $43              $39            10           $42             $38            11
Return on Assets (%)......................         1.35             2.11            -           2.05           2.28             -
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Income................................       $228              $207            10           $725            $649            12
Return on Assets (%)......................       2.10              2.11             -           2.31            2.28             -
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


o Net income in the emerging markets was $228 million in the quarter, excluding the $82 million after-tax effect of the restructuring charge, up $21 million or 10% from 1996, as growth in the Private Bank, the Cards business in North Asia, and the Citibanking business in Latin America was offset by lower earnings in certain countries in South Asia and an increased additional provision. The emerging markets effective tax rate was 20% in the quarter, excluding the tax effect of the restructuring charge, down from 23% in 1996 reflecting changes in the nature and geographic mix of earnings.

--------------------------------------------------------------------- ------------- ---------------------------- -------------
Global Consumer in Developed Markets                    Third Quarter            %                  Nine Months             %
                                          ---------------------------               ----------------------------
(In Millions of Dollars)                       1997           1996(A)       Change         1997         1996(A)        Change
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Adjusted Revenue........................     $2,546           $2,460             3       $7,629          $7,277             5
Adjusted Operating Expense..............      1,370            1,315             4        4,053           3,889             4
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Operating Margin........................      1,176            1,145             3        3,576           3,388             6
Credit Costs............................        765              714             7        2,392           1,991            20
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Operating Margin Less Credit Costs              411              431           (5)        1,184           1,397          (15)
Additional Provision....................         10               47          (79)           49             136          (64)
Restructuring Charge....................        449                -            NM          449               -            NM
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Income (Loss) Before Taxes..............    $  (48)           $  384            NM      $   686          $1,261          (46)
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Net (Loss) Income.......................      $(16)             $257            NM         $455            $808          (44)
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Average Assets (In Billions of Dollars)         $91              $88             3          $90             $88             2
Return on Assets (%)....................       -0.07            1.16             -          0.68           1.23             -
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Excluding Restructuring Charge:
Net Income..............................      $253              $257           (2)          $724            $808          (10)
Return on Assets (%)....................      1.10              1.16             -          1.08            1.23             -
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

o Developed markets net income of $253 million in the quarter, excluding the $269 million after-tax effect of the restructuring charge, was essentially unchanged from 1996 reflecting double-digit earnings growth in the Citibanking businesses in the U.S. and in the Private Bank, lower earnings in U.S. bankcards, and the net effect of the 1996 SAIF assessment and U.K. mortgage sale. The developed markets effective tax rate was 37% in the quarter, excluding the tax effect of the restructuring charge, up from 33% in 1996, reflecting changes in the nature and geographic mix of earnings.

Global Corporate Banking income before restructuring charge was $689 million in quarter, up 34%;
Revenue grew 24%

------------------------------------------ ----------------------------- ------------- ----------------------------- -------------
Global Corporate Banking                                  Third Quarter             %                   Nine Months             %
                                           -----------------------------               -----------------------------
(In Millions of Dollars)                          1997           1996(A)       Change          1997         1996(A)        Change
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------
Adjusted Revenue.......................         $2,156           $1,745            24        $6,085          $5,156             18
Adjusted Operating Expense.............          1,278            1,133            13         3,639           3,241             12
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin.......................            878              612            43         2,446           1,915             28
Credit Benefits........................            (8)             (60)          (87)         (119)            (72)             65
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin
  Plus Credit Benefits.................            886              672            32         2,565           1,987             29
Restructuring Charge...................            281                -            NM           281               -            NM
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Income Before Taxes....................            605              672          (10)         2,284           1,987             15
Income Taxes...........................             84              158          (47)           450             370             22
                                           ------------ ---------------- ------------- ------------- --------------- -------------
Net Income.............................         $  521           $  514             1        $1,834          $1,617             13
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars)           $160             $135            19          $153            $137             12
Return on Assets (%)...................           1.29             1.51             -          1.60            1.58              -
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Income.............................          $689              $514            34         $2,002          $1,617            24
Return on Assets (%)...................          1.71              1.51             -           1.75            1.58             -
------------------------------------------ ------------ ---------------- ------------- ------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

o Global Corporate Banking recorded a pretax restructuring charge of $281 million in the quarter ($168 million after-tax) related to standardization and consolidation of operations, the outsourcing of various technological functions, the rationalization of support functions associated with the recently-announced Global Markets organization, and other organizational realignments designed to better serve target market customers.

o Excluding the restructuring charge, net income was $689 million in the quarter, up $175 million or 34% from 1996, and $2.0 billion year-to-date, up $385 million or 24%.

o Revenue in the quarter increased $411 million or 24% from the year-ago quarter, with $212 million of the increase attributable to the Emerging Markets business and $199 million attributable to Global Relationship Banking. Adjusted operating expense increased $145 million or 13% from 1996, with $65 million of the increase in the Emerging Markets business and $80 million in Global Relationship Banking. Credit costs were a net benefit of $8 million and compared with a net benefit of $60 million in 1996, which reflected recoveries of $54 million attributable to the refinancing agreements with Panama and Croatia. Excluding the refinancing recoveries, higher net write-offs in the Emerging Markets were offset by lower net write-offs in Global Relationship Banking.

o In the quarter Citibank was authorized to upgrade its office in Ho Chi Minh City to a branch from a representative office. It also expanded its leasing services into Hungary and introduced same-day money transfers throughout the Mercosur region in South America.

o Citibank Corporate Banking continued to win recognition in various customer polls, including top provider of emerging markets derivatives and foreign-exchange options ("Treasury & Risk" magazine), of foreign exchange ("Corporate Finance" and "Emerging Markets Investor"), and of custody and settlement ("Emerging Markets Investor"). In Latin

      America, Citibank was ranked the top underwriter of corporate loans and bonds, a leading provider of merger-and-acquisition services and the leader in custody ("Latin Finance").

---------------------------------------- ----------------------------- ------------- ----------------------------- -------------
Emerging Markets                                        Third Quarter             %                   Nine Months             %
                                         -----------------------------               -----------------------------
(In Millions of Dollars)                        1997           1996(A)       Change          1997         1996(A)        Change
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Adjusted Revenue........................     $1,028             $816            26        $2,941          $2,538            16
Adjusted Operating Expense..............        503              438            15         1,431           1,232            16
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin........................        525              378            39         1,510           1,306            16
Credit Costs (Benefits).................         30             (47)            NM            18            (45)            NM
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Operating Margin
  Less Credit Costs (Benefits)..........        495              425            16         1,492           1,351            10
Restructuring Charge....................         54                -            NM            54               -            NM
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Income Before Taxes.....................        441              425             4         1,438           1,351             6
Income Taxes............................         51               89          (43)           177             199          (11)
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Net Income..............................     $  390             $336            16        $1,261          $1,152             9
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars).        $75              $61            23           $70             $58            21
Return on Assets (%)....................       2.06             2.19             -          2.41            2.65             -
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Income..............................       $422              $336            26         $1,293          $1,152            12
Return on Assets (%)....................       2.23              2.19             -           2.47            2.65             -
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


o Excluding the $32 million after-tax impact of the restructuring charge, Emerging Markets 1997 third quarter net income of $422 million increased $86 million or 26% from 1996. Adjusted revenue growth outpaced adjusted operating expense increases and resulted in operating margin improvement of $147 million or 39%. Moderate credit costs in 1997 compared with a net credit benefit in the 1996 quarter. Net income for the quarter benefited from a lower effective income tax rate.

o Revenue in the quarter increased $212 million or 26% from the year-ago third quarter. Excluding the effect of foreign currency translation, revenue rose 31% compared with the 1996 third quarter. The increase reflected growth across a broad range of products and customers, with particular strength in trading-related revenue, which grew to $291 million from $223 million, attributable to volatile currency markets in certain Asian countries. This increase was complemented by moderate growth in transaction banking services revenue. Higher asset levels across the franchise mitigated the effect on revenue growth of net interest spread compression. Aggregate securities transactions and asset gains were $113 million, compared with $28 million in the 1996 quarter, and included an $80 million gain in the 1997 quarter related to the sale of Brazil Brady bonds. About 20% of the revenue in the Emerging Markets business was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown 20% from the 1996 third quarter.

o Adjusted operating expense of $503 million in 1997 increased $65 million or 15% from the year-ago quarter -- 18% excluding the effect of foreign currency translation -- primarily reflecting business expansion and investment spending to build the franchise, including costs associated with Citicorp's plan to gain market share in selected emerging market countries.

o Credit costs of $30 million in the quarter, resulting in a net credit loss ratio of 0.33% of Emerging Markets average loans and leases, remained low and were concentrated in Thailand. Revenue and average assets in Thailand each represent less than 2% of the Global Corporate Banking totals in the third quarters of 1997 and 1996. Credit costs in the 1996 third quarter were a net benefit of $47 million and included recoveries of $54 million attributable to the refinancing agreements concluded with Panama and Croatia.

----------------------------------------- ---------------------------- ------------- ---------------------------- -------------
Global Relationship Banking                             Third Quarter             %                  Nine Months             %
                                          ----------------------------               ----------------------------
(In Millions of Dollars)                        1997           1996(A)       Change         1997         1996(A)        Change
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Adjusted Revenue.........................     $1,128             $929            21       $3,144          $2,618            20
Adjusted Operating Expense...............        775              695            12        2,208           2,009            10
                                          ----------- ---------------- ------------- ------------ --------------- -------------
Operating Margin.........................        353              234            51          936             609            54
Credit Benefits..........................       (38)             (13)            NM        (137)            (27)            NM
                                          ----------- ---------------- ------------- ------------ --------------- -------------
Operating Margin
  Plus Credit Benefits...................        391              247            58        1,073             636            69
Restructuring Charge.....................        227                -            NM          227               -            NM
                                          ----------- ---------------- ------------- ------------ --------------- -------------
Income Before Taxes......................        164              247          (34)          846             636            33
Income Taxes.............................         33               69          (52)          273             171            60
                                          ----------- ---------------- ------------- ------------ --------------- -------------
Net Income...............................     $  131             $178          (26)       $  573          $  465            23
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Average Assets (In Billions of Dollars)..        $85              $74            15          $83             $79             5
Return on Assets (%).....................       0.61             0.96             -         0.92            0.79             -
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Excluding Restructuring Charge:
Net Income...............................      $267              $178            50          $709            $465            52
Return on Assets (%).....................      1.25              0.96             -          1.14            0.79             -
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

o Excluding the $227 million restructuring charge, income before taxes of $391 million from the Global Relationship Banking business in North America, Europe, and Japan was up 58% compared with the 1996 third quarter. Excluding the $136 million after-tax impact of the charge, net income of $267 million grew $89 million or 50% from 1996.

o Revenue increased $199 million or 21% from the 1996 third quarter, reflecting a $106 million improvement in venture capital results attributable to continued buoyant equity markets, coupled with strong growth in corporate finance revenue and moderately improved transaction banking services revenue. These improvements were partially offset by net interest spread compression. Trading-related revenue of $273 million was up $20 million from the 1996 quarter.

o Adjusted operating expense of $775 million increased $80 million or 12% compared with the 1996 third quarter, primarily reflecting increased spending on technology, volume-related expense in transaction banking services, and higher incentive compensation associated with revenue growth, partially offset by a reduction associated with the disposition of a non-strategic business in the 1997 first quarter.

o Credit costs in the quarter were a net benefit of $38 million, compared with a net benefit of $13 million in the 1996 third quarter, with the improvement primarily resulting from lower gross write-offs while recoveries continued.

---------------------------------------- ----------------------------- ------------- ----------------------------- -------------
Corporate Items (A)                                     Third Quarter             %                   Nine Months             %
                                         -----------------------------               -----------------------------
(In Millions of Dollars)                       1997          1996(B)        Change          1997         1996(B)        Change
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Revenue.................................        $275              $269            2        $  703          $  710            (1)
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Restructuring Charge....................          28                -            NM            28               -            NM
Other Operating Expense.................         140               111           26           386             302             28
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Total Operating Expense.................         168               111           51           414             302             37
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Income Before Taxes.....................         107               158         (32)           289             408           (29)
Income Taxes............................         247               201           23           691             681              1
                                         ------------ ---------------- ------------- ------------- --------------- -------------
Net Loss................................      ($140)             ($43)           NM        ($402)          ($273)             47
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Average Assets (In Billions of Dollars)           $5                $6         (17)            $7              $5             40
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------
Excluding Restructuring Charge:
Net Loss................................     ($103)             ($43)            NM         ($365)          ($273)            34
---------------------------------------- ------------ ---------------- ------------- ------------- --------------- -------------

(A) Corporate Items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs, and the offset created by attributing income taxes to core business activities on a local tax-rate basis.
(B)   Reclassified to conform to the latest quarter's presentation.
NM    Not meaningful, as percentage equals or exceeds 100%.

--------------------------------------------------------------------------------

o Corporate Items recorded a restructuring charge of $28 million in the quarter, $17 million after-tax, principally related to the reorganization of various corporate support functions.

o Citicorp's effective tax rate was 38% in both the 1997 third quarter and nine months, compared with 37% for the 1996 quarter and 38% for the nine months. Income taxes are attributed to core businesses, including their restructuring charges, on the basis of local tax rates, which resulted in effective tax rates before restructuring charges for the core businesses of 26% in the 1997 quarter compared with 26% a year ago, and 25% for both nine month periods, primarily reflecting changes in the nature and geographic mix of earnings. The difference between the core businesses' tax rates and Citicorp's overall effective rate in each period is included in Corporate Items. Other revenue in Corporate Items included investment writedowns in Latin America of $23 million in the quarter and $72 million in the nine months, and $50 million in the 1996 nine months.

Other Items

o During the quarter, the Company generated an estimated $0.4 billion of free capital, $0.9 billion excluding the restructuring charge. The number of shares acquired since June 20, 1995, when the Board of Directors authorized the stock repurchase program, totaled 71.9 million at an outlay of $6.1 billion. As expanded in January and November 1996, the program is authorized to make total purchases for up to $8.5 billion.

o At September 30, 1997, credit loss reserves (including reserves of $189 million for off-balance sheet credit exposures) totaled $6.0 billion.

Selected financial statements and tables detailing an analysis of earnings and credit indicators follow. Further details concerning the financial results will be available in November in Citicorp's Form 10-Q.

----------------------------------------------------------------------------------- ------------------------------------------
Consolidated Statement of Income                                                                    CITICORP and Subsidiaries
----------------------------------------------------------------------------------- ------------------------------------------
(In Millions of Dollars,                               Third Quarter             %                  Nine Months             %
                                         ----------------------------               ----------------------------
  Except Per Share Amounts)                    1997             1996        Change         1997            1996        Change
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Interest Revenue.......................      $6,195           $5,815             7      $18,193         $17,342             5
Interest Expense.......................       3,319            3,106             7        9,650           9,220             5
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Net Interest Revenue...................       2,876            2,709             6        8,543           8,122             5

Provision for Credit Losses............         486              449             8        1,421           1,422             -
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Net Interest Revenue after
  Provision for Credit Losses..........       2,390            2,260             6        7,122           6,700             6
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Fees, Commissions, and Other Revenue
Fees and Commissions...................       1,478            1,363             8        4,271           4,024             6
Foreign Exchange.......................         435              221            97        1,043             640            63
Trading Account........................         134              224          (40)          429             420             2
Securities Transactions................         186                5            NM          418             146            NM
Other Revenue..........................         432              488          (11)        1,344           1,479           (9)
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Total Fees, Commissions,
  and Other Revenue....................       2,665            2,301            16        7,505           6,709            12
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Operating Expense
Salaries...............................       1,356            1,240             9        3,906           3,584             9
Employee Benefits......................         317              338           (6)        1,039           1,006             3
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Total Employee Expense.................       1,673            1,578             6        4,945           4,590             8
Net Premises & Equipment Expense.......         496              471             5        1,465           1,367             7
Restructuring Charge...................         889                -            NM          889               -            NM
Other Expense..........................       1,179            1,029            15        3,280           2,959            11
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Total Operating Expense................       4,237            3,078            38       10,579           8,916            19
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Income Before Taxes....................         818            1,483          (45)        4,048           4,493          (10)
Income Taxes...........................         307              548          (44)        1,518           1,692          (10)
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Net Income.............................     $   511          $   935          (45)     $  2,530        $  2,801          (10)
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

Income Applicable to Common Stock              $477             $897          (47)       $2,424          $2,682          (10)
                                         ----------- ---------------- ------------- ------------ --------------- -------------
Earnings Per Share:
On Common and
  Common Equivalent Shares.............       $1.01            $1.85          (45)        $5.13           $5.53           (7)
Assuming Full Dilution (A).............       $1.01            $1.85          (45)        $5.12           $5.45           (6)
---------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

(A)   Dividends of $5 million on convertible preferred stock are added back to income applicable to common stock for purposes of the fully diluted earnings per share calculation for the 1996 nine months.
NM    Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Weighted Average Shares  Outstanding (In Millions)
-----------------------------------------------------------------------------------------------------------------------------
On Common and
  Common Equivalent Shares (A).........       470.9            484.8           (3)        472.7           485.1           (3)
                                       ------------ ---------------- ------------- ------------ --------------- -------------
Assuming Full Dilution (B).............       471.2            485.6           (3)        473.3           492.8           (4)
--------------------------------------------------- ---------------- ------------- ------------ --------------- -------------

(A) Includes common equivalent shares of 13.0 million and 13.8 million for the quarters and 13.4 million and 14.6 million for the nine months.
(B) Includes common equivalent shares of 13.3 million and 14.6 million for the quarters and 14.0 million and 15.4 million for the nine months, and 6.9 million shares related to convertible preferred stock for the 1996 nine months.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------- --------------------------------------------------
Consolidated Balance Sheet                                                                         CITICORP and Subsidiaries
-------------------------------------------------------------------------- --------------------------------------------------
                                                                                   Sept. 30,          Dec. 31,             %
(In Millions of Dollars)                                                                1997              1996        Change
-------------------------------------------------------------------------- ------------------ ----------------- -------------
Assets
Cash and Due from Banks..............................................             $    7,379        $    6,905             7
Deposits at Interest with Banks......................................                 11,343            11,648           (3)
Securities, at Fair Value
   Available for Sale................................................                 30,115            26,062            16
   Venture Capital...................................................                  2,348             2,124            11
Trading Account Assets...............................................                 35,431            30,785            15
Loans Held for Sale (A)..............................................                  3,994                 -            NM
Federal Funds Sold and Securities Purchased Under Resale Agreements..                 10,646            11,133           (4)
Loans, Net
   Consumer..........................................................                108,617           111,847           (3)
   Commercial........................................................                 72,378            62,765            15
                                                                           ------------------ ----------------- -------------
Loans, Net of Unearned Income........................................                180,995           174,612             4
Allowance for Credit Losses..........................................                 (5,799)          (5,503)             5
                                                                           ------------------ ----------------- -------------
Total Loans, Net.....................................................                175,196           169,109             4
Customers' Acceptance Liability......................................                  2,021             2,077           (3)
Premises and Equipment, Net..........................................                  4,429             4,667           (5)
Interest and Fees Receivable.........................................                  3,301             3,068             8
Other Assets.........................................................                 14,178            13,440             5
                                                                           ------------------ ----------------- -------------
Total................................................................               $300,381          $281,018             7
-------------------------------------------------------------------------- ------------------ ----------------- -------------
Liabilities
Non-Interest-Bearing Deposits in U.S. Offices........................              $  15,425         $  14,867             4
Interest-Bearing Deposits in U.S. Offices............................                 39,034            40,254           (3)
Non-Interest-Bearing Deposits in Offices Outside the U.S.............                 10,023             9,891             1
Interest-Bearing Deposits in Offices Outside the U.S.................                129,616           119,943             8
                                                                           ------------------ ----------------- -------------
Total Deposits.......................................................                194,098           184,955             5
Trading Account Liabilities..........................................                 25,843            22,003            17
Purchased Funds and Other Borrowings.................................                 20,528            18,191            13
Acceptances Outstanding..............................................                  2,024             2,104           (4)
Accrued Taxes and Other Expense......................................                  6,116             5,992             2
Other Liabilities....................................................                  9,959             8,201            21
Long-Term Debt.......................................................                 20,293            18,850             8
Stockholders' Equity
Preferred Stock (Without par value)..................................                  1,903             2,078           (8)
Common Stock ($1.00 par value).......................................                    506               506             -
  Issued Shares: 506,298,235 in each period
Surplus..............................................................                  6,550             6,595           (1)
Retained Earnings....................................................                 16,001            14,303            12
Net Unrealized Gains - Securities Available for Sale.................                    954               676            41
Foreign Currency Translation.........................................                   (576)             (486)            19
Common Stock in Treasury, at Cost....................................                 (3,818)           (2,950)            29
  Shares: 49,463,449 and 43,081,217, respectively
                                                                           ------------------ ----------------- -------------
Total Stockholders' Equity...........................................                 21,520            20,722             4
                                                                           ------------------ ----------------- -------------
Total................................................................               $300,381          $281,018             7
-------------------------------------------------------------------------- ------------------ ----------------- -------------

(A) Commencing with the first quarter 1997, Citicorp classifies credit card and mortgage loans intended for sale as loans held for sale, which are accounted for at the lower of cost or market value.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

------------------------------------------------- ---------------- --------------- ---------------- --------------- ---------------
Net Interest Revenue Statistics                          3rd Qtr.        2nd Qtr.         1st Qtr.        4th Qtr.        3rd Qtr.
(Taxable Equivalent Basis) (A)                               1997            1997             1997            1996            1996
------------------------------------------------- ---------------- --------------- ---------------- --------------- ---------------
(In Millions of Dollars)
-------------------------------------------------
Adjusted Net Interest Revenue (B):...............          $3,453          $3,454           $3,449          $3,484          $3,330
Effect of Credit Card Securitization Activity....           (565)           (578)            (630)           (650)           (613)
                                                  ---------------- --------------- ---------------- --------------- ---------------
Total............................................          $2,888          $2,876           $2,819          $2,834          $2,717
------------------------------------------------- ---------------- --------------- ---------------- --------------- ---------------

(In Billions of Dollars)
-------------------------------------------------
Adjusted Average Interest-Earning Assets (B):              $280.5          $277.3           $267.3          $262.2          $258.8
Securitized Credit Card Receivables..............          (24.8)          (24.7)           (25.1)          (25.9)          (26.2)
                                                  ---------------- --------------- ---------------- --------------- ---------------
Total............................................          $255.7          $252.6           $242.2          $236.3          $232.6
------------------------------------------------- ---------------- --------------- ---------------- --------------- ---------------

Adjusted Net Interest Margin (B):................           4.88%           5.00%            5.23%           5.28%           5.12%
Effect of Credit Card Securitization Activity....          (.40)%          (.43)%           (.51)%          (.51)%          (.47)%
                                                  ---------------- --------------- ---------------- --------------- ---------------
Total............................................           4.48%           4.57%            4.72%           4.77%           4.65%
------------------------------------------------- ---------------- --------------- ---------------- --------------- ---------------

(A) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(B)   Adjusted for the effect of credit card securitization.
--------------------------------------------------------------------------------

----------------------------------- -------------------------------- ------------- -------------------------------- -------------
Trading-Related Revenue                               Third Quarter             %                      Nine Months             %
                                    --------------------------------               --------------------------------
(In Millions of Dollars)                      1997          1996(A)        Change             1997         1996(A)        Change
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
By Business Sector:
Global Corporate Banking:
Emerging Markets...................           $291             $223            30          $   691         $   592            17
Global Relationship Banking........            273              253             8              835             593            41
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Total Global Corporate Banking.....            564              476            18            1,526           1,185            29
Global Consumer and Other..........             96               71            35              234             181            29
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Total..............................           $660             $547            21           $1,760          $1,366            29
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

By Trading Activity:
Foreign Exchange (B)...............           $377             $249            51          $   924         $   686            35
Derivative (C).....................            145              163          (11)              421             447           (6)
Fixed Income (D)...................             46               42            10              190              24            NM
Other..............................             92               93           (1)              225             209             8
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Total..............................           $660             $547            21           $1,760          $1,366            29
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
By Income Statement Line:
Foreign Exchange...................           $435             $221            97           $1,043         $   640            63
Trading Account....................            134              224          (40)              429             420             2
Other (E)..........................             91              102          (11)              288             306           (6)
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Total..............................           $660             $547            21           $1,760          $1,366            29
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

(A)   Reclassified to conform to the latest quarter's presentation.
(B) Foreign exchange activity includes foreign exchange spot, forward, and option contracts.
(C) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.
(D) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.
(E)   Primarily net interest revenue.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

----------------------------------------- ---------------------------- ------------- ---------------------------- -------------
Other Revenue                                           Third Quarter             %                  Nine Months             %
                                          ----------------------------               ----------------------------
(In Millions of Dollars)                        1997             1996        Change         1997            1996        Change
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Credit Card Securitization Activity (A)         $134             $210          (36)      $   417         $   658          (37)
Venture Capital..........................        235              129            82          501             274            83
Affiliate Earnings.......................         51               43            19          222             188            18
Net Asset Gains and Other Items..........         12              106          (89)          204             359          (43)
                                          ----------- ---------------- ------------- ------------ --------------- -------------
Total....................................       $432             $488          (11)       $1,344          $1,479           (9)
----------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

(A) Includes net credit losses on credit card receivables held for sale commencing with the 1997 first quarter (see page 18).

------------------------------------- ---------------------------- ------------- ---------------------------- -------------
Provision for Credit Losses                         Third Quarter             %                  Nine Months             %
                                      ----------------------------               ----------------------------
(In Millions of Dollars)                    1997             1996        Change         1997            1996        Change
------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------
Global Consumer Net Write-Offs.......       $452             $440             3       $1,399          $1,273            10
Global Corporate Banking
  Net Write-Offs (Recoveries)........          9             (41)            NM         (53)             (1)            NM
Additional Provision.................         25               50          (50)           75             150          (50)
                                      ----------- ---------------- ------------- ------------ --------------- -------------
Total................................       $486             $449             8       $1,421          $1,422             -
------------------------------------- ----------- ---------------- ------------- ------------ --------------- -------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

----------------------------------- -------------------------------- ------------- -------------------------------- -------------
Margin Basis Reconciliation                           Third Quarter             %                      Nine Months             %
                                    --------------------------------               --------------------------------
(In Millions of Dollars)                      1997             1996        Change             1997            1996        Change
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------
Revenue............................         $5,541           $5,010            11          $16,048         $14,831             8
Effect of Credit Card
  Securitization Activity (A)......            408              360            13            1,279           1,003            28
Net Cost to Carry (B)..............            (5)              (8)          (38)              (9)            (39)          (77)
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Adjusted Revenue...................          5,944            5,362            11           17,318          15,795            10
Total Operating Expense............          4,237            3,078            38           10,579           8,916            19
Net OREO Benefits (C)..............             16                8            NM               63              37            70
Restructuring Charge...............          (889)                -            NM            (889)               -            NM
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Adjusted Operating Expense.........          3,364            3,086             9            9,753           8,953             9
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Operating Margin...................          2,580            2,276            13            7,565           6,842            11
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Global Consumer Net Write-Offs.....            452              440             3            1,399           1,273            10
Effect of Credit Card
  Securitization Activity (A)......            408              360            13            1,279           1,003            28
Net Cost to Carry and Net
  OREO (Benefits) Costs (B) (C)....            (4)                3            NM              (6)             (5)            20
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Adjusted Global
  Consumer Credit Costs............            856              803             7            2,672           2,271            18
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Global Corporate Banking
  Net Write-Offs (Recoveries)......              9             (41)            NM             (53)             (1)            NM
Net Cost to Carry and Net
  OREO Benefits (B) (C)............           (17)             (19)          (11)             (66)            (71)           (7)
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Adjusted Global Corporate
  Banking Credit Benefits..........            (8)             (60)          (87)            (119)            (72)            65
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Additional Provision (D)...........             25               50          (50)               75             150          (50)
Restructuring Charge...............            889                -            NM              889               -            NM
                                    --------------- ---------------- ------------- ---------------- --------------- -------------
Income Before Taxes................        $   818           $1,483          (45)         $  4,048        $  4,493          (10)
----------------------------------- --------------- ---------------- ------------- ---------------- --------------- -------------

(A) Commencing with the 1997 first quarter, includes effect related to credit card receivables held for sale.
(B) Includes the net cost to carry cash-basis loans and other real estate owned ("OREO").
(C) Includes gains and losses on sales, direct revenue and expense, and writedowns of OREO.
(D)   Represents amounts in excess of net write-offs.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios
-----------------------------------------------------------------------------------------------------------------------------------
                         Total Loans               90 Days or More Past Due (A)   Average Loans               Net Credit Losses (A)
(In Millions of $'s,  -------------- ------------------------------------------ --------------- -----------------------------------
  except Loan             Sept. 30,     Sept. 30,      June 30,      Sept. 30,        3rd Qtr.   3rd Qtr.    2nd Qtr.    3rd Qtr.
 Amounts in Billions)          1997          1997          1997           1996            1997       1997        1997        1996
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------
Citibanking..........         $67.9        $2,082        $2,094         $2,527           $66.7       $135        $145        $160
Ratio................                       3.07%         3.13%          3.87%                      0.80%       0.87%       0.95%
Cards
U.S. Bankcards.......          45.9           806           843            809            45.4        639         683         550
Ratio................                       1.76%         1.86%          1.86%                      5.58%       6.13%       5.11%
Other................           9.2           182           206            178             9.1         90          95          89
Ratio................                       1.98%         2.18%          2.13%                      3.92%       4.14%       4.35%
Private Bank.........          15.6           146           187            247            15.3        (4)           2           1
Ratio................                       0.94%         1.19%          1.61%                         NM       0.04%       0.05%
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------
Total Managed........         138.6         3,216         3,330          3,761           136.5        860         925         800
Ratio................                       2.32%         2.43%          2.84%                      2.50%       2.73%       2.40%
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------
Securitized Credit
  Card Receivables           (26.0)         (452)         (453)          (499)          (24.8)      (378)       (404)       (360)
Loans Held
  for Sale(B)........         (4.0)          (34)          (37)              -           (4.1)       (30)        (33)           -
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------
Total Loans..........        $108.6        $2,730        $2,840         $3,262          $107.6       $452        $488        $440
Ratio................                       2.51%         2.59%          3.07%                      1.67%       1.82%       1.64%
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------

Managed Portfolio:
Developed............        $104.0        $2,763        $2,869         $3,377          $102.5       $769        $828        $711
Ratio................                       2.66%         2.80%          3.36%                      2.98%       3.26%       2.79%
Emerging.............          34.6           453           461            384            34.0         91          97          89
Ratio................                       1.31%         1.32%          1.21%                      1.06%       1.15%       1.13%
--------------------- -------------- ------------- ------------- -------------- --------------- ---------- ----------- -----------

(A) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(B) Commencing with the 1997 first quarter, Citicorp classifies credit card and mortgage loans intended for sale as loans held for sale, which are accounted for at the lower of cost or market value with net credit losses charged to other revenue.
NM    Not meaningful, as net recoveries result in a negative percentage.
--------------------------------------------------------------------------------

------------------------------------------------------------------ ---------- --------- ----------
Cash-Basis and Renegotiated Loans
------------------------------------------------------------------ ---------- --------- ----------
                                                                   Sept. 30,  Dec. 31,  Sept. 30,
(In Millions of Dollars)                                                1997      1996       1996
------------------------------------------------------------------ ---------- --------- ----------
Commercial Cash-Basis Loans
Collateral-Dependent (at Lower of Cost or Collateral Value) (A)...      $271      $263    $   588
Other.............................................................       698       642        809
                                                                   ---------- --------- ----------
Total Commercial Cash-Basis Loans.................................      $969      $905     $1,397
------------------------------------------------------------------ ---------- --------- ----------

Commercial Renegotiated Loans.....................................       $70      $321       $330
------------------------------------------------------------------ ---------- --------- ----------

Consumer Loans on which Accrual of Interest has been Suspended....    $1,902    $2,187     $2,333
------------------------------------------------------------------ ---------- --------- ----------

(A) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.

--------------------------------------------------------------------------------
Other Real Estate Owned (OREO) and Assets Pending Disposition (A)
--------------------------------------------------------------------------------
                                      Sept. 30,        Dec. 31,       Sept. 30,
(In Millions of Dollars)                   1997            1996            1996
------------------------------- ---------------- --------------- ---------------

Consumer OREO..................            $309            $452            $464
Commercial OREO................             479             614             492
                                ---------------- --------------- ---------------
Total..........................            $788          $1,066            $956
------------------------------- ---------------- --------------- ---------------

Assets Pending Disposition (B).             $88            $160            $182
------------------------------- ---------------- --------------- ---------------

(A)   Carried at lower of cost or collateral value.
(B) Represents consumer residential mortgage loans that have a high probability of foreclosure.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Consolidated Average Balances          3rd Qtr.    2nd Qtr.    1st Qtr.    4th Qtr.    3rd Qtr.
(In Billions of Dollars)                   1997        1997        1997        1996        1996
------------------------------------ ----------- ----------- ----------------------- -----------
Loans:
Consumer............................       $108        $107        $106        $108        $106
Commercial..........................         69          67          62          61          61
                                     ----------- ----------- ----------------------- -----------
Total Average Loans.................       $177        $174        $168        $169        $167
------------------------------------ ----------- ----------- ----------------------- -----------

Total Average Assets................       $299        $293        $285        $276        $268
------------------------------------ ----------- ----------- ----------------------- -----------

(In Millions of Dollars)
------------------------------------
Common Stockholders' Equity.........    $19,633     $18,933     $18,698     $18,321     $17,950
Preferred Equity....................      1,903       1,903       2,049       2,078       2,078
                                     ----------- ----------- ----------------------- -----------
Total Average Stockholders' Equity..    $21,536     $20,836     $20,747     $20,399     $20,028
------------------------------------ ----------- ----------- ----------------------- -----------

------------------------------------------------------ ------------------------- ---------------
Capital and Other Items                                           Third Quarter               %
                                                       -------------------------
(In Billions of Dollars, Except Per Share Amounts)        1997            1996          Change
------------------------------------------------------ --------- --------------- ---------------
Common Stockholders' Equity Per Share.................   $42.94         $38.94               10
Closing Stock Price At Quarter End....................  $133.94           $90.63              48
Dividends Per Common Share  -  For the Third Quarter..   $0.525            $0.45              17
Dividends Per Common Share  --  For the Nine Months...   $1.575           $1.35              17
Tier 1 Capital........................................    $20.7           $19.3               7
Total Capital (Tier 1 and 2) (A)......................    $30.4           $28.5               7
Tier 1 Capital Ratio (A)..............................     8.2%            8.4%               -
Total Capital Ratio (Tier 1 and 2) (A)................    12.1%           12.4%               -
Common Equity as a Percentage of Total Assets.........     6.5%             6.7%              -
Total Equity as a Percentage of Total Assets..........     7.2%            7.5%               -
------------------------------------------------------ --------- --------------- ---------------

(A)   1997 estimated.
--------------------------------------------------------------------------------

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

            -     Exhibit No. 12(a)  Calculation of Ratio of Income to
                  Fixed Charges

            - Exhibit No. 12(b) Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends of Income to Fixed Charges

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CITICORP
                                   (Registrant)


                                   By: /s/ Thomas E. Jones
                                      -------------------------------
                                           Thomas E. Jones
                                           Executive Vice President
                                           A Principal Financial Officer

Dated: October 21, 1997


21